Exhibit 99.1

O S H K O S H C O R P O R A T I O N

For more information, contact:

Financial:	Patrick Davidson
Senior Vice President, Investor Relations
920.502.3266

Media:	Bryan Brandt
Senior Vice President, Chief Marketing Officer
920.502.3670

Oshkosh Corporation Announces Fiscal Year Change
and Provides Business Update

OSHKOSH, Wis. (October 8, 2021) — Oshkosh Corporation (NYSE: OSK), a leading innovator of mission-critical vehicles and essential equipment, is making two announcements this morning.

Fiscal Year Change

The Company’s Board of Directors approved a change in the Company’s fiscal year to a calendar year beginning on January 1 and ending on December 31, effective for the fiscal year beginning January 1, 2022 (Calendar 2022). Historically, the Company’s fiscal year began on October 1 and ended on September 30. Oshkosh is taking this action to better align the timing of its business planning and reporting activities with those of its customers.

To facilitate the transition to the new fiscal year, the Company will have an abbreviated fiscal year from October 1, 2021 to December 31, 2021 (Stub Period).

Business Update

The Company is also providing an update on current business conditions that impacted the fourth quarter of fiscal 2021 and will likely continue into Calendar 2022.

While Oshkosh is seeing strong growth in demand, the Company is experiencing significant supply chain and logistics disruptions as well as material and freight cost inflation similar to other companies that are beyond the Company’s prior expectations. The unavailability of parts has impacted the Company’s ability to produce and ship units, particularly at Access Equipment, and has also contributed to labor inefficiencies. As a result, Oshkosh now expects to report both revenues and diluted earnings per share (EPS) for the fourth quarter of fiscal 2021 that are lower than what the Company discussed on its fiscal third quarter conference call.

“We implemented multiple price increases in our non-Defense segments over the past six to nine months to combat unprecedented raw material inflation and freight cost escalation,” said John C. Pfeifer, Oshkosh Corporation President and Chief Executive Officer. “Based on current conditions, we expect that our pricing actions will cover our higher input costs. However, due to our backlogs, we do not believe this price catch-up will occur until the end of the second quarter of Calendar 2022. If cost escalation persists, we will take additional pricing actions.”

The Company is in the process of closing its books and compiling its fiscal 2021 financial statements, so final results are not yet available. Preliminarily, the Company expects to report fourth quarter fiscal 2021 revenues of ~$2.05 billion, leading to diluted EPS of approximately $1.10 to $1.15 and adjusted1 diluted EPS of approximately $0.90 to $0.95. The Company expects the current challenges to persist into the Stub Period and expects substantially lower EPS compared to the fourth quarter of fiscal 2021.

“Despite the near term pressure, we maintain a positive outlook for our businesses as we expect robust customer demand to continue for our Access Equipment, Fire & Emergency and Commercial segments. Additionally, we remain confident in our Defense segment with its strong foundation of current programs complemented by significant recent program wins, including the U.S. Postal Service’s Next Generation Delivery Vehicle and the U.S. Army’s Medium Caliber Weapons System. We are navigating the current environment by taking all appropriate actions within our control, and we remain confident that Oshkosh is well-positioned to drive long-term profitable growth,” added Pfeifer.

More detailed commentary and updates will be provided in the Company’s year-end fiscal 2021 earnings release and conference call to be held on October 28, 2021.

Preliminary Results and Forward Looking Statements

The preliminary financial results for the fourth quarter of fiscal 2021 represent the most current information available to management and reflect estimates and assumptions. Our actual results may differ materially from these preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this release and the time that financial results for the fourth quarter of fiscal 2021 are finalized. The preliminary financial results have not been audited by our independent registered public accounting firm nor has our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance regarding such information. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP.

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include performance issues with suppliers or subcontractors, particularly as demand rebounds from the COVID-19 pandemic; the Company’s ability to increase prices or impose surcharges to raise margins or to offset higher input costs, including increased raw material, labor and freight costs; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the Company’s ability to attract production labor in a timely manner; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the impact of any DoD solicitation for competition for future contracts to produce military vehicles; the impacts of budget constraints facing the USPS and continuously changing demands for postal services; the impact of severe weather, natural disasters or pandemics that may affect the Company, its suppliers or its customers; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this news release. The Company assumes no obligation, and disclaims any obligation, to update information contained in this news release. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

1 This news release refers to GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. Oshkosh Corporation believes that the non-GAAP measures provide investors a useful comparison of the Company’s performance to prior period results. These non-GAAP measures may not be comparable to similarly-titled measures disclosed by other companies. A reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures can be found under the caption “Non-GAAP Financial Measures” in this news release.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles in the United States of America (GAAP). The Company is presenting earnings per share both on a GAAP basis and on a basis excluding items that affect comparability of results. When the Company excludes certain items as described below, they are considered non-GAAP financial measures. The Company believes excluding the impact of these items is useful to investors in comparing the Company’s performance to prior period results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s results prepared in accordance with GAAP. The table below presents a reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures:

	Three Months Ended
Q4 FY21 expectations	September 30, 2021
	Low	High
Earnings per share-diluted (GAAP)	$1.10	$1.15
Benefit from tax loss carryback to prior years	(0.05)	(0.05)
Release of valuation allowance on deferred tax assets	(0.15)	(0.15)
Adjusted earnings per share-diluted (non-GAAP)	$0.90	$0.95